Exhibit 4.1




                        GENSCI REGENERATION SCIENCES INC.

                              AMENDED AND RESTATED
                                STOCK OPTION PLAN


                                                  TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE 1 DEFINITIONS AND INTERPRETATION..........................................................................1

   1.1  Definitions...............................................................................................1
   1.2  Choice of Law.............................................................................................2
   1.3  Headings..................................................................................................2

ARTICLE 2 PURPOSE AND PARTICIPATION...............................................................................2

   2.1  Purpose...................................................................................................2
   2.2  Participation.............................................................................................2
   2.3  Notification of Award.....................................................................................3
   2.4  Copy of Plan..............................................................................................3
   2.5  Limitation................................................................................................3

ARTICLE 3 TERMS AND CONDITIONS OF OPTIONS.........................................................................3

   3.1  Board to Allot Shares.....................................................................................3
   3.2  Number of Shares..........................................................................................3
   3.3  Term of Option............................................................................................3
   3.4  Termination of Option.....................................................................................4
   3.6  Assignment of Options.....................................................................................4
   3.7  Adjustments...............................................................................................5
   3.8  Vesting...................................................................................................5

ARTICLE 4 EXERCISE OF OPTION......................................................................................5

   4.1  Exercise of Option........................................................................................5
   4.2  Issue of Share Certificates...............................................................................5
   4.3  Condition of Issue........................................................................................5

ARTICLE 5 STOCK APPRECIATION RIGHTS...............................................................................6

   5.1  Stock Appreciation Rights.................................................................................6
   5.2  Stock Appreciation Rights Tied to Options.................................................................6
   5.3  Terms of Stock Appreciation Rights........................................................................6
   5.4  Exercise of Stock Appreciation Rights.....................................................................6

ARTICLE 6ADMINISTRATION...........................................................................................6

   6.1  Administration............................................................................................6
   6.2  Interpretation............................................................................................7

ARTICLE 7 AMENDMENT AND TERMINATION...............................................................................7

   7.1  Prospective Amendment.....................................................................................7
   7.2  Retrospective Amendment...................................................................................7
   7.3  Termination...............................................................................................7
   7.4  Agreement.................................................................................................7

ARTICLE 8 APPROVALS REQUIRED FOR PLAN.............................................................................7

   8.1  Approvals Required for Plan...............................................................................7
   8.2  Substantive Amendments to Plan............................................................................8


                              AMENDED AND RESTATED
                                STOCK OPTION PLAN


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

         (a) "Administrator" means, initially, the secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time;

         (b) "Award Date" means the date on which the Board grants and announces a particular Option;

         (c)      "Board" means the board of directors of the Company;

         (d) "Director" means any individual holding the office of director of the Company;

         (e) "Company" means GenSci Regeneration Sciences Inc. or any "affiliate" (as defined under the Company Act, R.S.B.C. 1996, c. 62, as amended);

         (f) "Employee" means any individual regularly employed on a full-time or part-time basis by the Company or other persons who perform management or consulting services for the Company on an ongoing basis;

         (g) "Exercise Notice" means the notice respecting the exercise of an Option or a stock appreciation right, in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

         (h) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date;

         (i) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with section 3.5;

         (j)      "Expiry Date" means the date  determined  in  accordance  with section 3.3 and after which a particular Option cannot be exercised;

         (k) "Option" means an option to acquire Shares, awarded to a Director or Employee pursuant to the Plan, and for the purposes of section 3.2 of this Plan, Option includes stock options granted prior to the adoption of this Plan or any predecessor stock option plan;

         (l) "Option Certificate" means the certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option;

         (m) "Option Holder" means a Director or Employee or former Director or Employee, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

         (n) "Plan" means this GenSci Regeneration Sciences Inc. stock option plan;

         (o)      "Personal Representative" means:

                        (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

                       (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

         (p) "Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital of the Company.

1.2      CHOICE OF LAW

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of British Columbia.

1.3      HEADINGS

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.


                                    ARTICLE 2
                            PURPOSE AND PARTICIPATION

2.1      PURPOSE

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors and Employees, to reward such of those Directors and Employees as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors and Employees to acquire Shares as long term investments.

2.2      PARTICIPATION

The Board shall, from time to time, in its sole discretion determine those Directors and Employees, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to section 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

         (a) the annual salary of the Employee as at the Award Date in relation to the total annual salaries payable by the Company to all of its Employees as at the Award Date;

         (b) the length of time that the Employee has been employed by the Company; and

         (c)      the quality of work performed by the Employee.

2.3      NOTIFICATION OF AWARD

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4      COPY OF PLAN

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5      LIMITATION

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder that is an Employee the right to be or to continue to be employed by the Company.


                                    ARTICLE 3
                         TERMS AND CONDITIONS OF OPTIONS

3.1      BOARD TO ALLOT SHARES

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.

3.2      NUMBER OF SHARES

The maximum number of Shares that may be issued upon the exercise of Options shall not exceed 4,100,000 Shares of the Company. Additionally, the Company shall not grant Options to any one person which will, when exercised, exceed five percent (5%) of the issued and outstanding Shares of the Company.

If any Option expires or otherwise terminates in accordance with the terms of the Plan without having been exercised in full, the number of Shares in respect of which Option expired or terminated shall again be available for the purposes of the Plan.

3.3      TERM OF OPTION

Subject to section 3.4, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the tenth anniversary of the Award Date of such Option.

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3.4      TERMINATION OF OPTION

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and the date established, if applicable, in paragraphs (a) to (c) below:

         (a)      DEATH

                  In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as Director) or Employee (if he or she holds his or her Option as Employee), the Expiry Date shall be six (6) months from the date of death of the Option Holder; or

         (b)      CEASING TO HOLD OFFICE

                  In the event that the Option Holder holds his or her Option as Director of the Company and such Option Holder ceases to be a Director of the Company other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company but continues to be engaged by the Company as an Employee, in which case the Expiry Date shall remain unchanged.

         (c)      CEASING TO BE EMPLOYED

                  In the event that the Option Holder holds his or her Option as an Employee of the Company and such Option Holder ceases to be an Employee of the Company other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be an Employee of the Company unless the Option Holder ceases to be an Employee of the Company as a result of termination for cause in which case the Expiry Date shall be the date the Option Holder ceases to be an Employee of the Company.

3.5      EXERCISE PRICE

The Exercise Price shall be that price per share, as determined by the Board in its sole discretion and announced as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option, and shall not be less than the closing price of the Company's Shares on The Toronto Stock Exchange (or, if the Shares are no longer listed for trading on The Toronto Stock Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading) on the day preceding the Award Date.

3.6      ASSIGNMENT OF OPTIONS

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period.

3.7      ADJUSTMENTS

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Option unless such amount of Shares represents the balance left to be exercised under the Option.

3.8      VESTING

The Board may, in its sole discretion at the time the Option is granted, but will not be required to, impose conditions relating to the vesting of the right to exercise an Option granted to any Option Holder. The Option Certificate representing any such Option will disclose any vesting conditions.


                                    ARTICLE 4
                               EXERCISE OF OPTION

4.1      EXERCISE OF OPTION

An  Option  may  be  exercised  only  by  the  Option  Holder  or  the  Personal
Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia (or such other place as may be designated by the Board) on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2      ISSUE OF SHARE CERTIFICATES

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of Shares available under the Option.

4.3      CONDITION OF ISSUE

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules and regulations.

                                    ARTICLE 5
                            STOCK APPRECIATION RIGHTS

5.1      STOCK APPRECIATION RIGHTS

Any Option granted under the Plan may include a stock appreciation right, either at the time of grant or by adding it to an existing Option; subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of The Toronto Stock Exchange (or any other exchange or exchanges on which the Shares are then traded).

5.2      STOCK APPRECIATION RIGHTS TIED TO OPTIONS

Stock appreciation rights which may be granted pursuant to this Plan shall be exercisable to the extent, and only to the extent, the Option with which it is included is exercisable. To the extent that a stock appreciation right included in or attached to an Option granted hereunder is exercised, the Option to which it is included or attached shall be deemed to have been exercised to a similar extent.

5.3      TERMS OF STOCK APPRECIATION RIGHTS

A stock appreciation right granted pursuant to this Plan shall entitle the Option Holder to elect to surrender to the Company, unexercised, the Option to which it is included, or any portion thereof, and to receive from the Company in exchange therefor that number of Shares, disregarding fractions, having an aggregate value equal to the excess of the value of one Share over the purchase price per Share specified in such Option, times the number of Shares called for by the Option, or portion thereof, which is so surrendered. The value of a Share for these purposes, unless otherwise specified or permitted by applicable regulatory policies, shall be the weighted average trading price of the Company's Shares on The Toronto Stock Exchange (or, if the Shares are no longer listed for trading on The Toronto Stock Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading) for the 5 trading days immediately preceding the date the notice provided for in section
4.1 hereof is received by the Company.

5.4      EXERCISE OF STOCK APPRECIATION RIGHTS

Subject to the provisions of the Plan, a stock appreciation right granted hereunder may be exercised from time to time by delivering to the Company the Exercise Notice.


                                    ARTICLE 6
                                 ADMINISTRATION

6.1      ADMINISTRATION

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any Director, officer or employee of the Company such administrative duties and powers as it may see fit.

6.2      INTERPRETATION

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.


                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.1      PROSPECTIVE AMENDMENT

The Board may from time to time amend the Plan, subject to the approval of The Toronto Stock Exchange, and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares or for any other purpose which may be permitted by all relevant laws, rules and regulations provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

7.2      RETROSPECTIVE AMENDMENT

The Board may from time to time retrospectively amend the Plan, subject to the approval of The Toronto Stock Exchange and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been theretofore granted.

7.3      TERMINATION

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Company, such Options, Option Holders, Directors and Employees and Shares shall continue to be governed by the provisions of the Plan.

7.4      AGREEMENT

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.


                                    ARTICLE 8
                           APPROVALS REQUIRED FOR PLAN

8.1      APPROVALS REQUIRED FOR PLAN

Prior to its implementation by the Company, the Plan is subject to approvals by the shareholders of the Company at a general meeting and The Toronto Stock Exchange.

8.2      SUBSTANTIVE AMENDMENTS TO PLAN

Subject to Article 7 hereof, any substantive amendments to the Plan shall be subject to the Company first obtaining the approvals of the shareholders of the Company at a general meeting and any stock exchange on which the Shares may be listed for trading.

                                  SCHEDULE "A"

                        GENSCI REGENERATION SCIENCES INC.

                                STOCK OPTION PLAN
                               OPTION CERTIFICATE


This Certificate is issued pursuant to the provisions of the GenSci Regeneration Sciences Inc. (the "Company") Amended and Restated Stock Option Plan (the "Plan") and evidences that is the holder of an option (the "Option") [and applicable stock appreciation rights] to purchase up to common shares (the "Shares") in the capital of the Company at a purchase price of $ per Share. Subject to the provisions of the Plan:

         (a) the Award Date of this Option is________________ ; and

         (b) the Expiry Date of this Option is_______________ .


Except as provided below, this Option may be exercised at any time and from time to time from and including the Award Date through to and including up to 5:00 local time in Vancouver, British Columbia on the Expiry Date, by delivery to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to GenSci Regeneration Sciences Inc. in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

The right to purchase the Shares will vest in increments over the first two years of the Option, as follows:

------------------------------------- ----------------------------------------
                Date                              Cumulative Number
                                                     Exercisable
------------------------------------- ----------------------------------------

------------------------------------- ----------------------------------------

------------------------------------- ----------------------------------------

------------------------------------- ----------------------------------------

------------------------------------- ----------------------------------------


This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

The foregoing Option has been awarded this       day of                       .
                                           -----        ----------------------


                                      GENSCI REGENERATION SCIENCES INC.


                                      Per:
                                            -----------------------------------

                                  SCHEDULE "B"

                                 EXERCISE NOTICE

TO:               The Administrator, Stock Option Plan
                  GenSci Regeneration Sciences Inc.
                  201 - 5090 Explorer Drive
                  Mississauga, Ontario
                  L4W 4T9


1.       Exercise of Option

The undersigned hereby irrevocably gives notice, pursuant to the GenSci Regeneration Sciences Inc. (the "Company") Amended and Restated Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)      all of the Shares; or

(b) ___________________of the Shares which are the subject of the option certificate attached hereto.

Calculation of total Exercise Price:

(i)      number of Shares to be acquired on exercise:  ______________ shares

(ii)     times the Exercise Price per Share:          $--------------

         Total Exercise Price, as enclosed herewith:  $
                                                       ==============

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $__________________ , payable to GenSci Regeneration Sciences Inc. in an amount equal to the total Exercise Price of the Shares, as calculated above, and directs the Company to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:

          ------------------------------------

          ------------------------------------

          ------------------------------------



OR:

2. Exercise of stock appreciation right

The undersigned hereby irrevocably gives notice of the exercise of the stock appreciation right provided under the Plan and accordingly wishes to receive such number of Shares as calculated in accordance with the Plan. As consideration for the Shares, the undersigned hereby agrees to cancel (cross out inapplicable item):

         (a) all of the Shares which are the subject of the option certificate attached hereto; or

         (b) --------- of the Shares which are the subject of the option certificate attached hereto.

The Company is directed to issue the share certificate evidencing the Shares in the name of the undersigned for mailing at the following address:

          ------------------------------------

          ------------------------------------

          ------------------------------------



All capitalized terms, unless otherwise defined in this exercise notice, will have the meaning provided in the Plan.


DATED the       day of                                            .
          -----        -------------------------------------------


------------------------------       ---------------------------------------
Witness                              Signature of Option Holder


------------------------------       ---------------------------------------
Name of Witness (Print)              Name of Option Holder (Print)

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